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                                Exhibit (a)(5)


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                             Joint Filing Agreement

     In accordance with 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of statements on Schedule 13D (including amendments thereto) with respect to the units of limited partnership interest and assignee interests therein of Winthrop Growth Investors 1 Limited Partnership and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned being duly authorized, have executed this Joint Filing Agreement the 19th day of March, 1997.


Dated:  March 19, 1997


                              LON-WGI ASSOCIATES L.L.C.

                              By:  AP GP Win Master, L.P.

                                    By:  AP GP Win Master, Inc., its
                                         General Partner

                              By:  AP Wem Associates L.P., Member

                                          By:  AP GP Win Master, L.P.,
                                               its General Partner

                              By:  /s/Michael L. Ashner
                                   ----------------------------------------
                                    Name:   Michael L. Ashner
                                    Title:  Vice President


                              AP GP WIN MASTER, INC.

                              By:  /s/Michael L. Ashner
                                   ----------------------------------------
                                    Name:   Michael L. Ashner
                                    Title:  Vice President